Exhibit 5.1

February 25, 2025

Tucows Inc.
96 Mowat Avenue
Toronto, Ontario M6K 3M1
Canada

Re:         Tucows Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Tucows Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), relating to the registration of 220,000 shares of common stock, no par value per share (the “Shares”), of the Company, issuable in connection with the Tucows (Delaware) Inc. 401(k) Plan and The Deferred Profit Sharing Plan for Employees of Tucows.com Co. (together, the “Plans”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Fourth Amended and Restated Articles of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, as amended, the Plans and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plans, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP